                                                                    EXHIBIT 99.2

                            - FOLD AND DETACH HERE -
--------------------------------------------------------------------------------




                                LIFEMINDERS, INC.
                          13530 DULLES TECHNOLOGY DRIVE
                                    SUITE 500
                             HERNDON, VIRGINIA 20171

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Jonathan Bulkeley, Allison Abraham, and Joseph Grabias or any of them, as proxies, each with full powers of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of Common Stock, $0.01 par value, of LifeMinders, Inc. (the "Company") held of record by the undersigned as of the close of business on September 17, 2001, at the Special Meeting of Stockholders of the Company (the "Special Meeting") to be held on October 24, 2001, and at any continuations, adjournments or postponements thereof.

This Proxy, when properly executed and returned in a timely manner, will be voted at the Special Meeting and any continuations, adjournments or postponements thereof in the manner described herein. If no contrary indication is made, the proxy will be voted FOR Proposal 1 and in accordance with the judgment of the persons named as proxies herein on any other matters that may properly come before the Special Meeting or any continuations, adjournments or postponements thereof.

               PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
                      PROMPTLY USING THE ENCLOSED ENVELOPE.

            CONTINUED AND TO BE SIGNED AND DATED ON THE REVERSE SIDE

                       SPECIAL MEETING OF STOCKHOLDERS OF
                                LIFEMINDERS, INC.
                                OCTOBER 24, 2001

                            PROXY VOTING INSTRUCTIONS



TO VOTE BY MAIL

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONES ONLY)

Please call toll-free 1-800-PROXIES (1-800-776-9437) and follow the instructions. Have your control number and the proxy card available when you call.

TO VOTE VIA INTERNET

Please access the web page at www.voteproxy.com and follow the on-screen instructions. Have your control number and the proxy card available when you access the web page.

YOUR CONTROL NUMBER IS

_____________________________________




                            - FOLD AND DETACH HERE -
--------------------------------------------------------------------------------

[X] PLEASE MARK YOUR
    VOTES AS INDICATED
    IN THIS EXAMPLE.


THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR PROPOSAL 1.


1.  Proposal to adopt the Amended and               [ ]        [ ]        [ ]
    Restated Agreement and Plan of Merger
    dated August 20, 2001, as amended, described in the joint proxy statement/prospectus of LifeMinders and Cross Media dated
    September 26, 2001.

In accordance with their judgment, the proxies are authorized to vote upon such other matters as may properly come before the Special Meeting or any continuations, adjournments or postponements thereof.

This Proxy must be signed exactly as your name appears hereon. If more than one name appears, all persons so designated should sign. Attorneys, executors, administrators, trustees and guardians should indicate their capacities. If the signer is a partnership, corporation or other legal entity, please print full partnership, corporate or entity name and indicate capacity of duly authorized person executing on its behalf.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, AND SIGN THIS PROXY CARD AND RETURN IT PRIOR TO THE SPECIAL MEETING IN THE ENCLOSED ENVELOPE

Signature ___________________________________________

Date: ___________, 2001


Signature ___________________________________________

Date: ___________, 2001

Please date and sign here exactly as your name appears hereon.